Exhibit 23.1

to Form F-3

[DELOITTE & TOUCHE LETTERHEAD]

Date October 3, 2003	From A. Sandler	Reference 03-147a AS/ns

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference into this Registration Statement on Form F-3 of ASMI International N.V. of our report dated February 17, 2003, appearing in the ASM International N.V. annual report on Form 20-F for the year ended December 31, 2002.

/s/ Deloitte & Touche Accountants